UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2023
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2023, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) has appointed John D. Harkey, Jr. to serve as a member of the Board. The Board has determined that Mr. Harkey qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards. Mr. Harkey has been appointed to serve as a member of the Audit and Risk Committee of the Board.

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurants company, since 1998. Mr. Harkey is also a co-founder, and has served on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business. Mr. Harkey serves on the board of directors of several privately-held companies and non-profit organizations, and previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, and Emisphere Technologies, Inc. until its acquisition by Novo Nordisk in December 2020.

Mr. Harkey will serve as the designee of MHR Fund Management, LLC under that certain Investor Rights Agreement dated November 10, 2015 with Liberty Global Incorporated Limited, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Liberty Global plc, Discovery Lightning Investments Ltd., a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Discovery, Inc., Liberty Global plc, a public limited company organized under the laws of England and Wales, Discovery Inc., a Delaware corporation, and certain affiliates of MHR Fund Management, LLC.

Except as disclosed herein, there are no arrangements or understandings pursuant to which Mr. Harkey was appointed as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Harkey. Moreover, except as disclosed herein, there are no related party transactions between the Company and Mr. Harkey reportable under Item 404(a) of Regulation S-K.

Mr. Harkey will participate in the current director compensation arrangements applicable to non-employee directors as described in Exhibit 10.1 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2023. The Company intends to enter into its standard form of director indemnity agreement with Mr. Harkey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 27, 2023	LIONS GATE ENTERTAINMENT CORP.

/s/ James W. Barge
James W. Barge
Chief Financial Officer